UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2014

STR Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34529	27-1023344
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

18 Craftsman Road
East Windsor, Connecticut	06088
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 763-7014

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On August 12, 2014, Bryant R. Riley tendered his resignation as a member of the board of directors (the “Board”) of STR Holdings, Inc. (the “Company”), effective August 13, 2014. After expressing his strong support for the Company’s recently announced transaction with the Zhenfa Energy Group Co., Ltd. (“Zhenfa”), Mr. Riley advised the Company that he resigned from the Board to devote greater time and attention to managing Great American Group, Inc. (“Great American”). Mr. Riley recently became a principal stockholder and serves as Chairman and Chief Executive Officer of Great American since June of this year.

Mr. Riley’s decision to resign from the Board did not involve any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

Item 8.01. Other Events.

As noted in Item 5.02, in connection with the tendering of his resignation as a member of the Board of Directors of the Company, Bryant R. Riley expressed his strong support for the Company’s recently announced transaction with the Zhenfa Energy Group Co., Ltd.

Additional Information and Where You Can Find It

In connection with the proposed transaction, STR intends to file relevant materials with the Securities and Exchange Commission (the “SEC”) and other governmental or regulatory authorities, including a proxy statement. INVESTORS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ZHENFA, THE COMPANY, ZHEN FA NEW ENERGY (U.S.) CO., LTD AND THE TRANSACTION. The proxy statement and certain other relevant materials (when they become available) and any other documents filed by STR with the SEC may be obtained free of charge at the SEC’s website at http://www.sec.gov. In addition, investors may obtain free copies of documents filed with the SEC by contacting STR’s Investor Relations at (860) 763-7014, x7437, or by accessing STR’s investor relations website at www.strsolar.com. Investors are urged to read the proxy statement and information statement and other relevant materials when they become available before making any voting or investment decision with respect to the transaction.

Participants in the Solicitation

STR and its executive officers and directors may be deemed to be participating in the solicitation of proxies in connection with the Transaction. Information about the executive officers and directors of STR and the number of shares of STR’s common stock beneficially owned by such persons is set forth in the proxy statement for STR’s 2014 annual meeting of stockholders which was filed with the SEC on April 1, 2014. Investors may obtain additional information regarding the direct and indirect interests of STR and its executive officers and directors in the Transaction by reading the proxy statement regarding the Transaction when it becomes available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STR Holdings, Inc.

Date: August 15, 2014	By:	/s/ Alan N. Forman
Alan N. Forman
Senior Vice President and General Counsel